Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-2 of our report dated March 30, 2004, relating to the 2003 consolidated financial statements, which appear in RoboGroup T.E.K. Ltd.‘s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the reference to us under the headings “Experts” in this Registration Statement.

/s/ Chaikin, Cohen, Rubin & Gilboa
Certified Public Accountants (Isr.)

Tel-Aviv, Israel
September 8, 2004